EXHIBIT 99.1

Odyssey Semiconductor Technologies Reports First Quarter 2023 Financial Results

●	Product samples were delivered to customers as planned; results validate the leadership performance expected from vertical GaN power devices vs. competing technologies

●	Product development agreements with lead customers underway with signed agreements expected in Q2 2023

ITHACA, N.Y., May 10, 2023 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today reported its first quarter 2023 results.

CEO Commentary

“Our aggressive goal to deliver vertical GaN product samples in Q1 was accomplished. Now that we’ve delivered product samples to lead customers, in Q2 we’re focused on delivering samples to additional customers and signing product development agreements with customers, which will lead to large-scale commercialization,” said Mark Davidson, Odyssey’s Chief Executive Officer.

“We are actively engaged in multiple product definition conversations with leading EV automotive customers, as well as industrial motor and renewable energy customers. Lead customers have collaborated along the way and have validated the performance metrics expected from vertical GaN for power applications. There is no doubt that these products will be successful in the market,” concluded Davidson.

We are continuing to take product sample requests. Customers can request information and samples of the 650 and 1200 volt vertical GaN power devices at info@odysseysemi.com.

Significant Recent Advancements and Milestones

☐	Vertical GaN product samples were delivered to customers in Q1 2023 as planned; results validate the leadership performance expected from vertical GaN power devices vs. competing technologies.

☐	Product development agreements with lead customers underway with signed agreements expected in Q2 2023

☐	Converting $2 million pipeline for foundry services to new business as the Company continues to pursue new opportunities.

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage.

40% CAGR to 2027 in Odyssey’s Addressable Market

With industry-leading innovation, Odyssey’s approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance enabling smaller and lighter power systems and cost levels unattainable by the competing technologies. The market the Company is pursuing is large and fast growing. The 650 volt segment is the larger market today, expected to grow at a 20% compound annual growth rate. The 1200 volt product market segment is expected to grow faster at 63% CAGR and will become the larger market in the second half of this decade. Together, the 650 and 1200 volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Conference Call and Webcast: Q1 2023 Results

The Company will hold a conference call and webcast scheduled to begin at 5:00 PM ET (2:00 PM PT) on Wednesday, May 10, 2023. The conference call and webcast will consist of prepared remarks by CEO Mark Davidson. Following the prepared remarks, CEO Mark Davidson and Chairman of the Board John Edmunds will answer questions. Analysts and investors may pose questions to Odyssey during the live webcast on May 10, 2023.

Interested persons may access the live conference call by dialing 877-545-0523 (U.S./Canada callers) or 973-528-0016 (international callers), using passcode 783317. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on May 24, 2023, by dialing 877-481-4010 using passcode 48377.

The live webcast and interactive Q&A will be accessible on the Company’s Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company’s website at www.odysseysemi.com and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

jchristensen@darrowir.com

(703) 297-6917

Consolidated Financial Results

All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2023	2022
Assets

Current Assets:
Cash	$1,547,613	$2,428,289
Contract assets	$—	—
Accounts receivable	$23,500	50,750
Deferred expenses	$9,619	—
Prepaid expenses and other current assets	$97,529	68,204

Total Current Assets	$1,678,261	2,547,243
Restricted cash	$103,247	103,240
Property and equipment, net	$937,769	989,246
Operating ROU Asset	$491,116	532,953

Total Assets	$3,210,393	$4,172,682

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$469,932	$382,905
Loan payable - short term	$71,987	72,424
Lease Liability - Short Term	$174,297	171,496
Deferred revenue	$—	—

Total Current Liabilities	$716,216	626,825

Long-Term Lease Liability	$316,819	361,457
Bridge Note Related Party	$4,635,000	4,442,000
Accrued Interest Bridge note	$140,356	51,983
Loans payable - long term	$247,136	264,729
Total liabilities	$6,055,527	5,746,994
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of Mar, 31 2022 and December 31, 2022	—	—
	1,272	1,272
Additional paid-in capital	10,990,886	10,776,181
Accumulated deficit	(13,837,292)	(12,351,765)

Total Stockholders’ Equity	(2,845,134)	(1,574,312)

Total Liabilities and Stockholders’ Equity	$3,210,393	$4,172,682

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	For The Three Months Ended
	March 31,
	2023	2022

Revenues	$28,500	$29,938
Cost of Revenues	21,983	30,999
Gross Profit	6,517	(1,061)
Operating Expenses:
Research and development	575,176	369,184
Selling, general, and administrative	631,635	757,927
Total Operating Expenses	1,206,811	1,127,111
Loss From Operations	(1,200,294)	(1,128,172)
Other Income:
Forgiveness of PPP loan and other income		2,013
Interest expense	(92,233)	(3,816)
Change in Fair Value of Contingent Liability	(193,000)
Net Loss	$(1,485,527)	$(1,129,975)
Net (Loss) Income Per Share:
Basic	$(0.12)	$(0.09)
Diluted	$(0.09)	$(0.09)
Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	12,726,911
Diluted	16,171,887	12,726,911

 ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	For The Three Months Ended
	March 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(1,485,527)	$(1,129,975)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	214,705	51,049
Change in Fair Value of Contingent Liability	193,000	—
Accrued Interest	88,373	—
Depreciation and amortization	51,478	42,469
Changes in operating assets and liabilities:
Accounts receivable	27,250	6,000
Prepaid expenses and other current assets	(29,326)	16,295
Deferred expenses	(9,619)	(10,883)
Accounts payable and accrued expenses	87,027	92,821
Deferred revenue	—	65,000

Total Adjustments	622,888	262,751

Net Cash Used In Operating Activities	(862,639)	(867,224)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	—	(122,122)
Lease of property	—	(16,666)

Net Cash Used In Investing Activities	—	(138,788)

Cash Flows From Financing Activities:
Repayment of government loans	(18,030)	(18,309)

Net Cash Provided By (Used In) Financing Activities	(18,030)	(18,309)

Net Increase (Decrease) In Cash and Restricted Cash	(880,669)	(1,024,321)

Cash and Restricted Cash - Beginning Of Period	2,531,529	2,701,414

Cash and Restricted Cash - End Of Period	$1,650,860	$1,677,093

Cash and Restricted Cash Consisted of the Following:
Cash	$1,547,613	$1,573,880
Restricted cash	103,247	103,213
	$1,650,860	$1,677,093

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$3,866	$3,588

Non-cash investing and financing activities:
Operating Lease ROU Asset	$680,683	$680,683

See notes to these condensed consolidated financial statements.